UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 04, 2022

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective October 4, 2022, Excelerate Vessel Company Limited Partnership, a Marshall Islands limited liability company (“EE Vessel Co.”), a subsidiary of Excelerate Energy Limited Partnership (“EELP”), the entity through which Excelerate Energy, Inc. (the “Company”) conducts its business, entered into a Shipbuilding Contract (the “Agreement”) with Hyundai Heavy Industries Co., Ltd., a company organized and existing under the laws of the Republic of Korea (the “Builder”). The Agreement provides for the Builder to construct one new 170,000 CBM LNG Floating Storage Regasification Unit (the “FSRU”) for a cost subject to adjustment and currently expected to be approximately US$330 million. Payment is due in five installments with the final installment due concurrently with the delivery of the vessel. The Builder is obligated to provide a refund guarantee to EE Vessel Co. to secure the refund of the purchase price installments prior to the delivery of the FSRU, if EE Vessel Co. becomes entitled to the same as a result of Builder default or other defined circumstances.

The Builder is required to deliver the FSRU on or before June 30, 2026. The risk of loss or damage to the FSRU remains with the Builder until the FSRU is delivered and accepted by EE Vessel Co. The Agreement provides for customary warranties of the Builder related to the FSRU’s design, construction, materials, and workmanship, and provisions addressing potential delay in delivery of the FSRU and remedies in the event of default by either party. Together with the Agreement, EELP has provided a guaranty of EE Vessel Co.’s performance of its obligations under the Agreement. The Agreement contains customary representations, warranties, covenants and indemnities.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01 Regulation FD Disclosure.

On October 4, 2022, the Company issued a press release announcing entry into the Agreement described above, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2. of the Current Report on Form 8-K, the information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Excelerate Energy, Inc. Press Release dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	October 5, 2022	By:	/s/ Dana Armstrong
Dana Armstrong Executive Vice President and Chief Financial Officer (Principal Financial Officer)